Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP

COLONY GLOBAL ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND

ONE WARRANT TO PURCHASE ONE-HALF OF ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT                      is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Colony Global Acquisition Corp., a Delaware corporation (the “Company”), and one (1) warrant (the “Warrant”). Each Warrant entitles the holder to purchase one-half (1/2) of one share (subject to adjustment) of Class A Common Stock for $5.75 per half share (subject to adjustment). Warrants may be exercised only for a whole number of shares of Class A Common Stock. Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), or (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Class A Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to            , 2016, unless Credit Suisse Securities (USA) LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [●], 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 6201 15th Avenue, Brooklyn, New York 11219, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Co-Chief Executive Officer

Colony Global Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
(Cust) (Minor)

TEN ENT	—	as tenants by the entireties

Under Uniform Gifts to Minors

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated             , 2016, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of Class A Common Stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by             , 2018 (or, if earlier, prior to the date on which Colony Global Acquisition, LLC ceases to be wholly owned by Colony Capital Operating Company, LLC and its affiliates), (ii) the Company redeems the shares of Class A Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance and timing of the Company’s obligation to redeem 100% of the Class A Common Stock if it does not consummate and initial business combination by             , 2018 (or, if earlier, prior to the date on which Colony Global Acquisition, LLC ceases to be wholly owned by Colony Capital Operating Company, LLC and its affiliates), or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.